UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 28, 2017

Banner Corporation
(Exact name of registrant as specified in its charter)

Washington (State or other jurisdiction of incorporation)	0-26584 (Commission File Number)	91-1691604 (I.R.S. Employer Identification No.)

10 S. First Avenue
Walla Walla, Washington 99362
(Address of principal executive offices and zip code)

(509) 527-3636
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)    Appointment of New Director

On February 28, 2017, Banner Corporation (“Company”) announced that Merline Saintil had been appointed as a director of the Boards of Directors of the Company and its financial institution subsidiary, Banner Bank (“Bank”). Ms. Saintil has served since November 2014 as Head of Operations for the Product & Technology group at Intuit in Mountain View, California, where her core responsibilities include driving global strategic growth priorities, leading merger and acquisition integration and divestitures, and overseeing the vendor management office. Before joining Intuit, Ms. Saintil served as Yahoo’s Head of Operations for Mobile & Emerging Products from February 2014 to November 2014, where she rapidly scaled the engineering organization through acquisitions and organic growth. Prior to joining Yahoo, Ms. Saintil increased her knowledge of technology and operations in a variety of roles at Joyent (2011-2013), PayPal (2010-2011), Adobe (2006-2010) and Sun Microsystems (2000-2006). In addition to her business interests, Ms. Saintil is passionate about supporting women and girls in leadership and technology. She currently serves on the Board of Directors of Watermark and Iridescent – two non-profits dedicated to increasing the number of women in leadership positions, and supporting girls in entrepreneurship and technology, respectively. She has received numerous awards for her contributions to her community and support of women in technology including being recognized by Business Insider as #6 on their list of the 22 Most Powerful Women Engineers in the World. It is not yet known to which committee(s) of the Company or the Bank Ms. Saintil will be appointed. For additional information concerning Ms. Saintil’s background, please refer to the press release dated March 1, 2017, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

There are no family relationships between Ms. Saintil and any director or other executive officer of the Company or the Bank and Ms. Saintil was not appointed as a director pursuant to any arrangement or understanding with any person. Ms. Saintil has not engaged in any transaction with the Company or the Bank that would be reportable as a related party transaction under the rules of the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits

(d)    Exhibits

99.1    Press Release of Banner Corporation dated March 1, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BANNER CORPORATION

Date: March 1, 2017	By:	/s/ Lloyd W. Baker
Lloyd W. Baker
Executive Vice President and
Chief Financial Officer